UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Juniper Networks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Gina-
Per our conversation, attached is the commitment letter signed by our general counsel. Please let me know if you have questions on this matter. I can be reached anytime at [***] or via email.
Thanks,
Mike

Michael L. Johnson
Senior Director of Corporate Legal Affairs
Juniper Networks, Inc.
1194 North Mathilda Ave.
Sunnyvale, CA 94089

[Juniper Letterhead]
May 11, 2010
Via E-Mail
Gina Caires
Fidelity Investments
Re: Recommendation to Board
Dear Ms. Caires:
Juniper Networks hereby confirms that in the next fiscal year it will recommend to its Board that the 2006 Equity Incentive Plan (the “Plan”) be amended so that the Plan Minimum Vesting Requirements, which provide for a 1 year full vesting restriction for performance based Full Value Awards and 3 year full vesting restriction for non-performance based (i.e. service-based) Full Value Awards, as defined in the Plan and described in Sections 4(b)(vi) and 4(d) thereof are specifically cross-referenced in Sections 12, 13, 14 and 16 of the Plan as limitations on vesting applicable to Restricted Stock, Restricted Stock Units, Performance Shares and Deferred Stock Units, as applicable.

Very truly yours,

/s/ Mitchell L. Gaynor
Mitchell L. Gaynor
Senior Vice President and General Counsel